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                                                                     EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated November 17, 2004 in the Amendment No. 1 to the Registration Statement (File No. 333-120176) and related Prospectus of Claymore Securities Defined Portfolios, Series 193.


                                               /s/ Grant Thornton LLP
                                               ---------------------------
                                               GRANT THORNTON LLP


Chicago, Illinois
November 17, 2004